UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

October 4, 2005
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

       On October 4, 2005, Forest Laboratories, Inc. and its wholly-owned subsidiary, Forest Laboratories Holdings Limited (collectively, "Forest"), entered into a Settlement Agreement with Alphapharm Pty Limited ("Alphapharm") regarding the pending patent litigation between Forest, H. Lundbeck A/S ("Lundbeck"), Forest's licensor of the patent at issue, and Alphapharm arising from the filing by Alphapharm of an ANDA application to market a generic version of Forest's Lexapro® brand escitalopram oxalate product. Pursuant to the terms of the settlement, and subject to the filing of a consent judgment with the Court, Alphapharm will acknowledge the validity and enforceability of US Patent Re. No. 34,712 (the "'712 Patent"), licensed by Forest from Lundbeck on an exclusive basis in the United States, will modify its ANDA filing accordingly, and will not assert the invalidity or unenforceability of the '712 Patent or non-infringement thereof with respect to any generic equivalent to Lexapro in any proceeding or forum.

       As consideration for the settlement, Forest will agree to appoint Alphapharm as its exclusive distributor of generic versions of Lexapro, provided that no such generic may be launched by Alphapharm until the earlier of the date on which a third party commercially introduces a generic version of Lexapro in the United States after obtaining a final court decision (including affirmation by an appellate court) that the '712 Patent is invalid or unenforceable, or two weeks prior to the expiration of the '712 Patent. Under the terms of the distributorship arrangement, Alphapharm will agree to pay Forest a portion of its profits from the sale of such Lexapro generic. The distributorship arrangement will have a term of five (5) years subject to Alphapharm's right to renew for successive one-year periods. In addition, Forest will agree to reimburse certain of Alphapharm's legal costs in connection with the patent infringement litigation.

       The Settlement Agreement does not settle pending patent litigation by Forest and Lundbeck against Ivax Pharmaceuticals, Inc., a generic distributor which has also filed for FDA approval of a generic version of Lexapro. A trial in that litigation is currently scheduled for December 2005.

       The terms of the Settlement Agreement are subject to review by the Federal Trade Commission.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit 99. Press release of Forest Laboratories, Inc. dated October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2005

Forest Laboratories, Inc.
(Registrant)

/s/ Howard Solomon
Howard Solomon
Chairman of the Board